UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2009

Commission File Number: 0-07914

BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1645 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Items

    On February 11, 2010, Basic Earth Science Systems, Inc. issued the press release attached as Exhibit 99.1 announcing that on November 13, 2009 its Board of Directors authorized an increase under the Company's share repurchase program from 500,000 to 1,500,000 shares, and on February 10, 2010, the Board extended the termination date of the program from April 22, 2010 to October 22, 2011.

Item 9.01 - Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: February 11, 2010	By: /s/ Ray Singleton
Ray Singleton, President